UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2025

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 13, 2025 Verastem, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with RGCM SA LLC, as Purchaser Agent, Oberland Capital Management LLC and certain funds managed by Oberland Capital Management LLC, as purchasers (the “Oberland Funds” and, together with other purchasers party thereto from time to time, the “Purchasers”), pursuant to which the Company may sell to the Purchasers, and the Purchasers may buy from the Company, notes (the “Notes”) in an aggregate principal amount not to exceed $150.0 million, consisting of the following:

•	an initial sale of $75.0 million principal amount of Notes;

•	at the option of the Company, a second sale (the “Second Sale”) of $25.0 million principal amount of Notes, at any time prior to December 31, 2025, upon the United States Food and Drug Administration’s (“FDA”) approval sufficient for the promotion and sale of avutometinib and defactinib for the treatment of low-grade serous ovarian cancer (“LGSOC”) and subject to certain other customary conditions precedent; and

•	at the option of the Company, a third sale (the “Third Sale”) of up to $50.0 million principal amount of Notes, at any time prior to December 31, 2026, provided that trailing six-month worldwide net sales of avutometinib and defactinib are at least $55.0 million and subject to certain other customary conditions precedent.

Pursuant to the Note Purchase Agreement, on January 13, 2025 (the “Closing Date”), the Company sold Notes in an aggregate principal amount of $75.0 million and received net proceeds of approximately $32.3 million after repaying the balance of its obligations under the existing Oxford Loan Agreement (as defined below), but before payment of certain expenses payable by the Company.

The outstanding principal amount of the Notes bear interest at a rate per annum equal to the sum of (i) the greater of the Term SOFR (as defined in the Note Purchase Agreement) and 4.29%, and (ii) 3.71%, subject to adjustment in certain circumstances set forth in the Note Purchase Agreement and an overall cap of 9.75%, payable quarterly in arrears until the seventh anniversary of the Closing Date or the date on which all amounts owing to the Purchasers under the Note Purchase Agreement have been paid in full (the “Maturity Date”). For the first eight (8) quarters following the Closing Date, at the Company’s option, up to 50% of the interest due may be paid-in-kind and added to the then-outstanding principal balance of the Notes. Upon the occurrence and during the continuance of an Event of Default (as defined in the Note Purchase Agreement) under the Note Purchase Agreement, the then-applicable interest rate on all outstanding obligations may be increased by an additional 5.00%.

Beginning on January 13, 2025 and continuing until the Maturity Date, the Purchasers will receive 1.00% (the “Revenue Participation Percentage”) of the first $100.0 million of net sales of each Included Product (as defined in the Note Purchase Agreement) by the Company or its affiliates or licensees in each calendar year, payable quarterly. “Included Products” is defined in the Note Purchase Agreement to include (a) avutometinib and defactinib, including any product that contains either one of the foregoing in combination with any other active ingredient(s), and (b) all other compounds, chemical entities or pharmaceutical products being designed, developed, licensed, manufactured or commercialized by the Company or its subsidiaries from time to time. The Revenue Participation Percentage will increase pro rata immediately upon the occurrence of the Second Sale and the Third Sale, such that the Revenue Participation Percentage shall increase to a maximum of 2.00% in the event that $150 million in aggregate principal amount of Notes has been purchased pursuant to the Note Purchase Agreement following the Third Sale. The outstanding principal amount of the Notes, interest accrued thereon and any other amounts owing to the Purchasers under the Note Purchase Agreement will be due in two equal instalments on (a) the sixth anniversary of the Closing Date, and (b) the Maturity Date.

All of the Notes may be redeemed prior to the Maturity Date at the option of the Company, subject to payment of the Repayment Amount (as defined in the Note Purchase Agreement). The Purchasers may demand redemption of the Notes prior to the Maturity Date in the event of a Change of Control (as defined in the Note Purchase Agreement) of the Company or an Event of Default (as defined in the Note Purchase Agreement) under the Note Purchase Agreement, subject to payment of the Repayment Amount. If redeemed prior to the Maturity Date, the Repayment Amount will be: (a) 135% of the principal amount of the Notes if redemption occurs before the second anniversary of the Closing Date upon a Change of Control; (b) if the preceding clause (a) does not apply, 175% of the principal amount of the Notes if redemption occurs prior to the third anniversary the Closing date; and (c) thereafter, 195% of the principal amount of the Notes if redemption occurs after the third anniversary the Closing Date, minus, in each case, the sum of regularly scheduled interest paid in cash, payments of principal in cash, and payments of revenue participation in cash prior to such redemption date.

The Note Purchase Agreement contains no financial covenants. The Company’s obligations under the Note Purchase Agreement are subject to customary covenants, including limitations on the Company’s ability to dispose of assets, undergo a change of control, merge with or acquire other entities, incur debt, incur liens, pay dividends or other distributions to holders of its capital stock, repurchase stock and make investments, in each case subject to certain exceptions. The Company’s obligations under the Note Purchase Agreement are secured by a security interest on substantially all of the Company’s and its subsidiaries’ assets, including its intellectual property related to avutometinib and defactinib, and a negative pledge on intellectual property related to the Company’s collaboration and option agreement with GenFleet Therapeutics (Shanghai), Inc. (“GenFleet”), subject to certain exceptions relating to the Company’s development of its intellectual property.

In connection with the Note Purchase Agreement, on January 13, 2025, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with the Oberland Funds and affiliates thereof (the “Investors”), pursuant to which the Investors purchased an aggregate of 1,416,939 shares of the Company’s common stock, $0.0001 par value per share, at a price of $5.2931 per share, based on the trailing 30-trading day volume-weighted average price of the Company’s stock (the “Shares”). In addition, pursuant to the Stock Purchase Agreement, the Company granted the Investors, for a period of three years following closing, a right to participate in any equity offerings consummated by the Company in an amount up to $2.5 million, subject to certain limitations and exclusions set out in the Stock Purchase Agreement.

Pursuant to the Stock Purchase Agreement, the Company will prepare and file a resale registration statement with the Securities and Exchange Commission (the “SEC”) to register the resale of the Shares by the Investors and cause such Registration Statement to become effective no later than May 15, 2025.

The foregoing description is a summary of the material terms of the Note Purchase Agreement and the Stock Purchase Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement and Stock Purchase Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Substantially concurrently with the closing of the Note Purchase Agreement, on January 13, 2025, the Company will terminate its loan and security agreement entered into on March 25, 2022 with Oxford Capital, LLC and Oxford Finance Credit Fund III LP (as amended from time to time, the “Oxford Loan Agreement”), and will repay in full the balance of its obligations under the Oxford Loan Agreement of approximately $42.7 million. The obligations included a fee of 5.0% of the original principal amount, which was due at the earlier of prepayment or loan maturity, and certain prepayment fees as set forth in the Oxford Loan Agreement.

Item 2.02 Results of Operations and Financial Condition.

On January 13, 2025, the Company issued a press release announcing their entry into the Note Purchase Agreement and Stock Purchase Agreement, which includes information that, as of December 31, 2024, the Company had preliminary unaudited cash, cash equivalents and short-term investments of approximately $88.8 million.

The foregoing information constitutes an unaudited and preliminary estimate that (i) represents the most current information available to management as of the date of the press release and presentation, (ii) is subject to completion of financial closing and procedures that could result in significant changes to the estimated amount, and (iii) does not present all information necessary for an understanding of the Company’s financial condition as of, and its results of operations for the fiscal year ended December 31, 2024. Accordingly, undue reliance should not be placed on such estimate.

A copy of the press release is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Note Purchase Agreement is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Stock Purchase Agreement set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The Company will issue the Shares in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration for private placements based in part on the representations made by the Investors, including the representations with respect to each Investor’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and each Investor’s investment intent. The offer and sale of the Shares have not been registered under the Securities Act.

Item 8.01 Other Events.

On December 30, 2024, the FDA accepted for review the Company’s New Drug Application (“NDA”) under the accelerated approval pathway for avutometinib, an oral RAF/MEK clamp, in combination with defactinib, an oral FAK inhibitor, for the treatment of adult patients with recurrent LGSOC, who received at least one prior systemic therapy and have a KRAS mutation. The NDA, which was completed by the Company in October 2024, has been granted Priority Review with a Prescription Drug User Fee Act action date of June 30, 2025. In addition, the FDA stated that it is not currently planning to hold an advisory committee meeting to discuss the application.

Note Regarding Forward Looking Statements

This Current Report on Form 8-K includes forward-looking statements about, among other things, the Company’s programs and product candidates, strategy, future plans and prospects, including statements related to the anticipated timing of closing an funding of the transactions with Oberland Capital, the expected timing of further FDA action on the NDA for the avutometinib and defactinib combination product in KRAS-mutant and recurrent LGSOC, the potential clinical value of various of the Company’s clinical trials, interactions with regulators, the potential for and timing of commercialization of product candidates and potential for additional development programs. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential” “will,” “would,” “could,” “should,” “continue,” “can,” “promising” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in such statements. Applicable risks and uncertainties include the risks and uncertainties, among other things, regarding: the success in the development and potential commercialization of the Company’s product candidates, including avutometinib in combination with other compounds, including defactinib, LUMAKRAS™ and others; the uncertainties inherent in research and development, such as negative or unexpected results of clinical trials, the occurrence or timing of applications for the Company’s product candidates that may be filed with regulatory authorities in any jurisdictions; whether and when regulatory authorities in any jurisdictions may approve or reject any such applications that may be filed for the Company’s product candidates, and, if approved, whether the Company’s product candidates will be commercially successful in such jurisdictions; the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for the Company’s product candidates; the scope, timing, and outcome of any legal proceedings; decisions by regulatory authorities regarding trial design, labeling and other matters that could affect the timing, availability or commercial potential of the Company’s product candidates; whether preclinical testing of the Company’s product candidates and preliminary or interim data from clinical trials will be predictive of the results or success of ongoing or later clinical trials; the uncertainty around the timing, scope and rate of reimbursement for the Company’s product candidates; internal and third-party estimates about the market opportunities of the Company’s drug candidates may prove to be incorrect; third-party payors (including government agencies) may not reimburse; there may be competitive developments affecting the Company’s product candidates; data may not be available when expected; that enrollment of clinical trials may take longer than expected, which may delay the Company’s development programs, including delays in review by the FDA of the Company’s NDA submission in recurrent KRAS mutant LGSOC if enrollment in the Company’s confirmatory trial is not well underway at the time of submission, or that the FDA may require the Company to have completed enrollment or to enroll additional patients in the Company’s ongoing RAMP-301 confirmatory Phase 3 clinical trial prior to the FDA taking action on the Company’s NDA seeking accelerated approval; risks associated with preliminary and interim data, which may not be representative of more mature data, including with respect to interim duration of therapy data; the Company’s product candidates may cause adverse safety events and/or unexpected concerns may arise from additional data or analysis, or result in unmanageable safety profiles as compared to their levels of efficacy; the Company may be unable to successfully validate, develop and obtain regulatory approval for companion diagnostic tests for the Company’s product candidates that require or would commercially benefit from such tests, or experience significant delays in doing so; the mature RAMP 201 data and associated discussions with the FDA may not support the scope of the Company’s NDA submission for the avutometinib and defactinib combination in LGSOC, including with respect to both recurrent KRAS mutant and recurrent KRAS wild type LGSOC; the Company’s product candidates may experience manufacturing or supply interruptions or failures; any of the Company’s third party contract research organizations, contract manufacturing organizations, clinical sites, or contractors, among others, who the Company rely on may fail to fully perform; the Company faces substantial competition, which may result in others developing or commercializing products before or more successfully than the Company does, which could result in reduced market share or market potential for the Company’s product candidates; the Company may be unable to successfully initiate or complete the clinical development and eventual commercialization of the Company’s product candidates; the development and commercialization of the Company’s product candidates may take longer or cost more than planned, including as a result of conducting additional studies or the Company’s decisions regarding execution of such commercialization; the Company may not have sufficient cash to fund the Company’s contemplated operations, including certain of the Company’s product development programs; the Company may not attract and retain high quality personnel; the Company or Chugai Pharmaceutical Co., Ltd. may fail to fully perform under the avutometinib license agreement; the total addressable and target markets for the Company’s product candidates might be smaller than the Company is presently estimating; the Company or Secura Bio, Inc. (“Secura”) may fail to fully perform under the asset purchase agreement with Secura, including in relation to milestone payments; the Company may not see a return on investment on the payments the Company has and may continue to make pursuant to the collaboration and option agreement with GenFleet , or that GenFleet may fail to fully perform under the agreement; the Company may not be able to establish new or expand on existing collaborations or partnerships, including with respect to in-licensing of the Company’s product candidates, on favorable terms, or at all; the Company may be unable to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity, debt financing or otherwise; the Company may not pursue or submit regulatory filings for the Company’s product candidates; the Company’s product candidates may not receive regulatory approval, become commercially successful products, or result in new treatment options being offered to patients; and that the Company’s final audited cash, cash equivalents, and short-term investments for the year ended December 31, 2024 may differ materially from the preliminary and unaudited amount reported herein.

Other risks and uncertainties include those identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 14, 2024 and in any subsequent filings with the SEC, which are available at www.sec.gov. As a result of these and other factors, the Company may not achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. The forward-looking statements contained in this press release reflect the Company’s views as of the date hereof, and the Company does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1*	Note Purchase Agreement, dated as of January 13 2025, by and among Verastem, Inc., RGCM SA LLC, Oberland Capital Management LLC and certain funds managed by Oberland Capital Management LLC.
10.2	Stock Purchase Agreement, dated as of January 13, 2025, among Verastem, Inc. and the investors party thereto.
99.1	Press release, dated January 13, 2025, regarding the Note Purchase Agreement and Stock Purchase Agreement.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

* Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K and portions of this exhibit have been redacted pursuant to Item 601(a)(6) of Regulation S-K. The Company will provide a copy of such omitted materials to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Dated: January 13, 2025	By:	/s/ Daniel W. Paterson
Daniel W. Paterson
President and Chief Executive Officer